UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  Reported:  January 4, 2007


                   American Airlines, Inc.
   (Exact name of registrant as specified in its charter)


          Delaware             1-2691             13-1502798
(State of Incorporation)(Commission File Number)(IRS Employer
                                              Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)               (Zip Code)


                          (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 8.01    Other Events

American Airlines, Inc. is filing herewith a press release issued on January 4, 2007 as Exhibit 99.1, which is included herein. This press release was issued to report December traffic for American Airlines, Inc.





                          SIGNATURE



     Pursuant  to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       American  Airlines,Inc.



                                        /s/Kenneth W. Wimberly
                                        Kenneth W. Wimberly
                                        Corporate Secretary



Dated:  January 8, 2007




                        EXHIBIT INDEX


Exhibit        Description

99.1           Press Release


                                        Exhibit 99.1

                              CONTACT:  Tim Wagner
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com


FOR RELEASE: Thursday, Jan. 4, 2007


         AMERICAN AIRLINES REPORTS DECEMBER TRAFFIC

     FORT WORTH, Texas - American Airlines, the world's largest airline, reported a December load factor of 79.1 percent - an increase of 0.2 points compared to the same period last year. Traffic decreased 1.1 percent year over year as capacity decreased 1.3 percent.
     Domestic traffic decreased 1.9 percent year over year on
2.2 percent less capacity. International traffic increased by 0.4 percent relative to last year on a capacity increase of 0.3 percent.
     American boarded 8.1 million passengers in December.

About American Airlines
American Airlines is the world's largest airline. American, American Eagle and the AmericanConnection airlines serve 250 cities in over 40 countries with more than 4,000 daily flights. The combined network fleet numbers more than 1,000 aircraft. American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve more than 600 destinations in over 135 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, the AmericanConnection airlines, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)

     Detailed traffic and capacity data are on the following page.

        AMERICAN AIRLINES PASSENGER DIVISION
      COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
             EXCLUDES CHARTER SERVICES

                                       December
                                  2006         2005    CHANGE
REVENUE PASSENGER MILES (000)
 SYSTEM                     11,358,168   11,488,135   -1.1  %
  D.O.T.DOMESTIC             7,404,010    7,550,780   -1.9
  INTERNATIONAL              3,954,158    3,937,355    0.4
  ATLANTIC                   1,470,668    1,491,796   -1.4
  LATIN AMERICA              2,016,725    1,945,802    3.6
  PACIFIC                      466,765      499,757   -6.6

AVAILABLE SEAT MILES (000)
 SYSTEM                     14,351,787   14,542,723   -1.3  %
  D.O.T.DOMESTIC             9,222,723    9,427,070   -2.2
  INTERNATIONAL              5,129,064    5,115,653    0.3
  ATLANTIC                   1,894,650    1,879,799    0.8
  LATIN AMERICA              2,660,036    2,594,325    2.5
  PACIFIC                      574,378      641,530  -10.5

LOAD FACTOR
 SYSTEM                           79.1 %       78.9 %  0.2  Pts
  D.O.T.DOMESTIC                  80.2         80.0    0.2
  INTERNATIONAL                   77.0         76.9    0.1
  ATLANTIC                        77.6         79.3   -1.7
  LATIN AMERICA                   75.8         75.0    0.8
  PACIFIC                         81.2         77.9    3.3

PASSENGERS BOARDED           8,062,524    8,174,897   -1.4  %


SYSTEM CARGO TON MILES (000)   190,566      185,799    2.6  %



          AMERICAN AIRLINES PASSENGER DIVISION
        COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
               EXCLUDES CHARTER SERVICES

                                  YEAR-TO-DATE   December
                                  2006         2005   CHANGE
REVENUE PASSENGER MILES (000)
 SYSTEM                    139,400,045  138,227,228    0.8  %
  D.O.T.DOMESTIC            91,018,959   91,876,600   -0.9
  INTERNATIONAL             48,381,087   46,350,628    4.4
  ATLANTIC                  19,980,454   19,524,989    2.3
  LATIN AMERICA             22,044,204   21,407,936    3.0
  PACIFIC                    6,356,429    5,417,703   17.3

AVAILABLE SEAT MILES (000)
 SYSTEM                    173,947,863  175,921,537   -1.1  %
  D.O.T. DOMESTIC          111,373,355  115,075,861   -3.2
  INTERNATIONAL             62,574,507   60,845,676    2.8
  ATLANTIC                  25,066,305   23,850,649    5.1
  LATIN AMERICA             29,345,920   29,997,987   -2.2
  PACIFIC                    8,162,282    6,997,040   16.7

LOAD FACTOR
 SYSTEM                           80.1 %       78.5 %  1.6  Pts
  D.O.T.DOMESTIC                  81.7         79.8    1.9
  INTERNATIONAL                   77.3         76.1    1.2
  ATLANTIC                        79.7         81.8   -2.1
  LATIN AMERICA                   75.1         71.3    3.8
  PACIFIC                         77.8         77.4    0.4

PASSENGERS BOARDED          98,139,388   98,037,715    0.1  %


SYSTEM CARGO TON MILES (000) 2,223,942    2,209,141    0.7  %